UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2017

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

On June 27, 2017, The Spectranetics Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Philips Holding USA Inc., a Delaware corporation (“Parent”), and HealthTech Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides for the acquisition of the Company by Parent in a two-step all cash transaction, consisting of a tender offer, followed by a subsequent back-end merger (the “Merger”).

The Merger Agreement was approved by the Company’s Board of Directors (the “Board”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a purchase price of $38.50 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any required withholding of taxes.

The Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived by Parent and Merger Sub, Parent will cause Merger Sub to extend the Offer to permit the satisfaction of all Offer conditions.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (1) Shares having been validly tendered and not properly withdrawn that represent, together with the Shares then owned by Merger Sub, at least a majority of the then outstanding Shares (the “Minimum Condition”), (2) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer or the Merger, (3) the expiration or early termination of the waiting periods applicable to the Offer and the Merger under U.S. and foreign antitrust laws, (4) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (5) the Company’s performance of its obligations under the Merger Agreement in all material respects, and (6) the absence, since the date of the Merger Agreement, of any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Following the consummation of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders.  The Merger will be effected as soon as practicable following the acceptance of the Shares validly tendered and not properly withdrawn in the Offer (the “Offer Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by the Company as treasury stock immediately prior to the Effective Time and Shares that were accepted for payment by Merger Sub in the Offer) will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any required withholding taxes.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated.  Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business in all material respects and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement.

Starting on the date of the Merger Agreement, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.

Notwithstanding the limitations applicable under the “no-shop” restrictions, prior to the Offer Acceptance Time, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative acquisition proposal that the Board has determined constitutes or would reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is an unsolicited bona fide written acquisition proposal that the Board determines in its good faith judgment, after consultation with its financial advisors and outside legal counsel, would be more favorable to the Company’s stockholders than the Offer and the Merger, taking into account all aspects of the proposal, including legal, regulatory and financing aspects and the likelihood of closing.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal and (2) Parent to terminate the Merger Agreement as a result of the Board changing its recommendation with respect to the Offer or the Board failing to reaffirm its recommendation in response to a competing proposal to acquire the Company.

Upon termination of the Merger Agreement under specified circumstances, including (1) a termination by the Company to accept a Superior Proposal that did not result from a breach of the non-solicitation provisions, (2) a termination by Parent if the Company enters into a definitive acquisition agreement providing for such Superior Proposal or (3) a termination by Parent following a change of recommendation by the Board or a failure by the Board to reaffirm its recommendation, the Company will be required to pay Parent a termination fee of $61 million. Payment of the termination fee constitutes the Parent’s sole and exclusive monetary remedy.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017, the Company entered into a severance agreement (the “Severance Agreement”) with Mr. Scott Hutton, Senior Vice President and General Manager, Vascular Intervention of the Company.  Capitalized terms used but not defined in this Current Report have the meanings set forth in the Severance Agreement.

Under the Severance Agreement, if Mr. Hutton has a Qualifying Termination, which is a termination of his employment by the Company without Cause or by the executive for Good Reason, the Company will pay Mr. Hutton a lump-sum cash payment in an amount equal to his base salary in effect on the date of the Qualifying Termination. In addition, if the Qualifying Termination occurs within a Change of Control Period, which includes the 18-month period following a Change of Control and, in certain cases, the six-month period prior to a Change of Control, the Company will pay Mr. Hutton a lump-sum cash payment in an amount equal to his target annual cash bonus for the year in which the Qualifying Termination occurs.

The Severance Agreement provides that the Company will pay premium costs for health care coverage under COBRA for Mr. Hutton through the earliest of (i) one year following the Qualifying Termination, (ii) the date that he becomes eligible for medical insurance coverage provided by another employer and (iii) the date that he is no longer eligible to receive such coverage under applicable law.

The Severance Agreement provides that, if severance payments provided to Mr. Hutton would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments will be reduced in order to avoid imposition of an excise tax under the Code only if the net after-tax amount of such parachute payment to Mr. Hutton is less than 10% more than the net after-tax amount to him if such severance payments are reduced. In addition, the Severance Agreement is intended to comply with Section 409A of the Code.

The Severance Agreement requires Mr. Hutton to execute, and not revoke, a release of claims against the Company in order to receive any severance payments. The Severance Agreement also provides that, during Mr. Hutton’s employment with the Company and for one year following the termination of his employment, he will not compete with the Company or solicit its employees and customers, as set forth in the Severance Agreement. In addition, under the Severance Agreement, Mr. Hutton is prohibited from making disparaging statements about the Company during his employment and following the termination of such employment.

Item 8.01.     Other Events.

Attached as Exhibit 99.1 is a copy of the Company’s press release dated June 28, 2017 announcing the execution of the Merger Agreement.

Forward-Looking Statements

This communication contains forward-looking statements in addition to historical information. The Company uses words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would” or any variations of these words or other words with similar meanings to identify such forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as the Company’s industry, business strategy, goals and expectations concerning the Company’s market position, future operations, future performance or results, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings.  The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) the risk that the Offer or the Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) risks regarding the failure to obtain the necessary financing to complete the transactions contemplated by the Merger Agreement; (viii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (ix) risks related to diverting management’s attention from the Company’s ongoing business operations; (x) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability and (xi) other factors as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2016 and any subsequent Form 10-Qs.  Any forward-looking statement made by the Company in this communication speaks only as of the date hereof. Factors or events that could affect the transactions contemplated by the Merger Agreement or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Important Information

The Offer has not yet commenced.  This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the offer materials that Parent and Merger Sub will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. At the time the Offer is commenced, Parent and Merger Sub will file offer materials on Schedule TO, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The offer materials, the Solicitation/Recommendation Statement and other related documents (when available) will be made available for free at the SEC’s web site at www.sec.gov. Investors and securityholders may obtain a free copy of the Solicitation/Recommendation Statement and other related documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov, or, free of charge, from the Company at www.spectranetics.com/investor-relations/ or by directing a request to Investor Relations, at 719-447-2292 or ir@spnc.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 27, 2017, among The Spectranetics Corporation, Philips Holding USA Inc. and HealthTech Merger Sub, Inc.
99.1	Press Release dated June 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Spectranetics Corporation

By:	/s/ Paul Gardon
Name: Paul Gardon
Title: General Counsel

Date: June 29, 2017

Index to Exhibits
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 27, 2017, among The Spectranetics Corporation, Philips Holding USA Inc. and HealthTech Merger Sub, Inc.
99.1	Press Release dated June 28, 2017.